EXHIBIT 10.24

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SETTLEMENT AGREEMENT

This Settlement Agreement is made and entered into this 10th day of July, 2009, by and between, on the one hand, Forest and Lundbeck, and on the other hand, Caraco and Sun.

RECITALS

WHEREAS Forest sells LEXAPRO® brand escitalopram oxalate products in the Territory under New Drug Application 21-323 and those products are covered by multiple claims of the '712 Patent, the '941 Patent, and the '069 Patent;

WHEREAS the '712 Patent, the '941 Patent, and the '069 Patent are owned by Lundbeck and licensed exclusively to Forest in the Territory;

WHEREAS Caraco has sought approval from the FDA to market proposed generic escitalopram oxalate products in the Territory under ANDA 78-219;

WHEREAS Forest and Lundbeck have maintained an action against Caraco and Sun for infringement of the '712 Patent in connection with the proposed generic escitalopram oxalate products defined by the Caraco ANDA in the United States District Court for the Eastern District of Michigan, which action is captioned Forest Laboratories, Inc. et al. v. Caraco Pharmaceutical Laboratories, Ltd. et al., Civil Action No. 06-13143 (E.D. Mich.);

WHEREAS the '712 Patent was previously litigated in Forest Laboratories, Inc. et al. v. Ivax Pharmaceuticals, Inc. et al., 438 F. Supp. 2d 479 (D. Del. 2006), and Forest Laboratories, Inc. et al. v. Ivax Pharmaceuticals, Inc. et al., 501 F.3d 1263 (Fed. Cir. 2007);

WHEREAS Caraco and Sun stipulated that the Generic Products defined by the Caraco ANDA infringe claims 1, 3, 5, 7, and 9 of the '712 Patent in the '712 Patent Action, but contested the validity of those claims;

WHEREAS Caraco has maintained two actions against Forest and Lundbeck seeking declaratory judgments of non-infringement of the '941 Patent and the '069 Patent in the Court, which actions are captioned Caraco Pharmaceutical Laboratories, Ltd. v. Forest Laboratories, Inc. et al., Civil Action No. 07-10737 (E.D. Mich.), and Caraco Pharmaceutical Laboratories, Ltd. v. Forest Laboratories, Inc. et al., Civil Action No. 09-10274 (E.D. Mich.), each regarding the Caraco ANDA and the proposed generic escitalopram oxalate products that are the subject of that ANDA;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

WHEREAS, subject to the terms and conditions herein, Forest and Lundbeck have agreed to grant Caraco and Sun a non-exclusive license to make, have made, use, offer to sell, sell or import the generic escitalopram oxalate products that are the subject of the Caraco ANDA in the Territory as of the date, and upon the terms, set forth in this Agreement; and

WHEREAS the Parties are willing to settle the Actions on the terms set forth herein.

NOW THEREFORE, in consideration of the promises and mutual covenants set forth herein, the sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Definitions.

1.1.           "'069 Patent" means U.S. Patent No. 7,420,069.

1.2.           "'069 Patent Action" means the case captioned Caraco Pharmaceutical Laboratories, Ltd. v. Forest Laboratories, Inc. et al., Civil Action No. 09-10274 (E.D. Mich.).

1.3.           "'712 Patent" means U.S. Patent No. Re.34,712.

1.4.           "''712 Patent Action" means the case captioned Forest Laboratories, Inc. et al. v. Caraco Pharmaceutical Laboratories, Ltd. et al., Civil Action No. 06-13143 (E.D. Mich.).

1.5.           "'941 Patent" means U.S. Patent No. 6,916,941.

1.6.           "'941 Patent Action" means the case captioned Caraco Pharmaceutical Laboratories, Ltd. v. Forest Laboratories, Inc. et al., Civil Action No. 07-10737 (E.D. Mich.).

1.7.           "Actions" means the '712 Patent Action, the '941 Patent Action and the '069 Patent Action, collectively.

1.8.           "Affiliate" means any person or legal entity controlling, controlled by or under common control with the Party with respect to which such status is at issue and shall include, without limitation, any corporation 50% or more of the voting power of which (or other comparable ownership interest for an entity other than a corporation) is owned, directly or indirectly, by a Party hereto or any corporation, person or entity that owns 50% or more of such voting power of a Party hereto.

1.9.           "Agencies" means the DOJ and the FTC, collectively.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.10.         "Agreement" means this Settlement Agreement (including Exhibits A through F).

1.11.         "Alphapharm" means Alphapharm Pty Ltd. and its successors in interest and Affiliates.

1.12.         "ANDA" means Abbreviated New Drug Application.

1.13.         "Authorized Generic" means Alphapharm, as defined above.

1.14.         "Caraco" means Caraco Pharmaceutical Laboratories, Ltd.

1.15.         "Caraco ANDA" means ANDA 78-219, as supplemented and amended as of the Effective Date, as defined below, and further including any Permitted Modification, as defined below, after the Effective Date.

1.16.         "Control" or "Controlled" means, with respect to any Licensed Patent, the ownership of such Licensed Patent by a Party or the possession by a Party of rights sufficient to grant licenses or sublicenses to such Licensed Patent.

1.17.         "Court" means the United States District Court for the Eastern District of Michigan.

1.18.         "DOJ" means the Antitrust Division of the Department of Justice.

1.19.         "Effective Date" means the date on which this document is fully executed, which is July 10, 2009.

1.20.         "FDA" means United States Food and Drug Administration.

1.21.         "Forest" means Forest Laboratories, Inc. and Forest Laboratories Holdings, Ltd., collectively.

1.22.         "Forest Product" means the escitalopram oxalate products manufactured or sold for use in the Territory under NDA 21-323 as of the Effective Date under the trademark LEXAPRO® (or any replacement trademark).

1.23.         "FTC" means the Federal Trade Commission of the United States.

1.24.         "Generic Product" means the products described by the Caraco ANDA, as defined above.

1.25.         "Ivax" means Ivax Pharmaceuticals and its successors in interest and Affiliates.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.26.         "Launch Date" means the date that any third party generic enters the market in the Territory with a generic equivalent of the Forest Product that has received final approval from the FDA, other than an authorized generic or first-filer with Hatch Waxman related exclusivity. If and only if:  [***] the License, as defined below, shall be of no effect from the date [***] until [***]

1.27.         "License" means the license granted by Section 5.1.

1.28.         "Licensed Patents" means patents Controlled by Forest or Lundbeck, either now or in the future, that, but for the License, would be infringed if Caraco and Sun make, have made, use, sell, offer for sale, or import the Generic Product in or for the Territory after the Launch Date.  Any assignment or transfer of any Licensed Patents by Forest or Lundbeck shall be subject to the License.  Licensed Patents includes, but is not limited to the '712 Patent, the '941 Patent and the '069 Patent.

1.29.         "Lundbeck" means H. Lundbeck A/S.

1.30.         "Parties" means Forest, Lundbeck, Caraco and Sun.

1.31.         "Party" means any one of the Parties, as indicated.

1.32.         "Permitted Modification" means any modification to ANDA 78-219 as supplemented and amended as of the Effective Date, as defined above, that does not change the active ingredient (i.e., use an additional or different active ingredient), dosage form, indication(s), reference listed drug or bioequivalence rating of the generic products defined by said ANDA as of the Effective Date.

1.33.         "Stipulations and Orders" means the documents attached hereto as Exhibits A, B and C, collectively.

1.34.         "Sun" means Sun Pharmaceutical Industries Ltd.

1.35.         "Territory" means the United States and all of its territories and possessions, including Puerto Rico.  For purposes of this Agreement, Territory also includes the manufacture of some or all of the components or ingredients of the Licensed Product outside the U.S. solely for purposes of importation into the U.S. for use in the U.S. and its territories and possessions.

2.             Stipulations And Orders.  In consideration of the mutual benefits of entering into this Agreement, the Parties shall enter into and cause to be filed with the Court, subject to Section 6 below:

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(a)           In the '712 Patent Action, a stipulation and order dismissing, without prejudice, all claims, defenses and counterclaims, substantially in the form annexed hereto as Exhibit A.  If the Court does not grant the Order substantially in the form annexed hereto as Exhibit A, the Parties agree to confer in good faith and revise that document consistent with its purpose and the requirements of the Court.

(b)           In the '941 Patent Action, a stipulation and order dismissing, without prejudice, all claims and defenses, substantially in the form annexed hereto as Exhibit B.  If the Court does not grant the Order substantially in the form annexed hereto as Exhibit B, the Parties agree to confer in good faith and revise that document consistent with its purpose and the requirements of the Court.

(c)           In the '069 Patent Action, a stipulation and order dismissing, without prejudice, all claims, defenses and counterclaims, substantially in the form annexed hereto as Exhibit C.  If the Court does not grant the Order substantially in the form annexed hereto as Exhibit C, the Parties agree to confer in good faith and revise that document consistent with its purpose and the requirements of the court.

3.             Other Agreements. Contemporaneously with the execution of this Agreement, Forest and Caraco shall enter into the agreement attached hereto as Exhibit D (the "Inwood Agreement"), and Lundbeck and Sun shall enter into the agreement attached hereto as Exhibit E (the "Patent Assignment Agreement").  The Inwood Agreement shall govern the terms and conditions related to the transfer of Forest's Inwood products to Caraco.  The Patent Assignment Agreement shall govern the terms and conditions related to the assignment to Lundbeck of certain patent applications owned by Sun related to escitalopram.

4.             Legal Fees.  Within ten (10) days after the Effective Date, in partial consideration of Forest and Lundbeck's saved legal fees associated with the Actions and Caraco's expended legal fees associated with the Actions, Forest and Lundbeck shall reimburse [* * *] of Caraco's attorneys' fees and costs up to a maximum total reimbursement of [* * *].  Caraco hereby represents and warrants that its attorneys' fees to date have been in excess of [* * *].  Thus, [* * *] of legal fees shall be paid from Forest and Lundbeck to Caraco.  This payment shall be non-refundable.  Except for the foregoing, each Party will pay its own legal fees and other costs incurred in the preparation, conduct and settlement of the Actions.

5.             License to Distribute Generic Product.

5.1           Commercial License.  Subject to the terms, conditions, and limitations hereof, Forest and Lundbeck hereby license and sublicense, as the case may be, on a fully paid-up basis, the Licensed Patents to Caraco and Sun solely for them to make, have made, use, sell, offer for sale, or import the Generic Product in or for the Territory as of the Launch Date.  The foregoing license shall be non-exclusive.  Except to the extent of the assignment permitted under Section 11, neither Caraco nor Sun shall have the right to sublicense or assign any of its rights under the License, except for a sublicense to their respective Affiliates.

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5.2           Foreign Patents and Proceedings.  The Parties acknowledge and agree that this Agreement, and the fact that the Parties have entered into this Agreement and consummated the transactions contemplated hereby, shall not have any effect outside the Territory on the assertion of any foreign patents or patent applications against any foreign counterparts to any Generic Product.  The Parties hereby agree that neither this Agreement nor those facts may be proffered, or be referred to in any testimonial or other evidence, by any Party or any of their respective Affiliates at any trial, action or other proceedings outside the Territory regarding the assertion of any foreign patents or patent applications against any foreign counterparts to any Generic Product.  Nothing herein shall be construed as an admission or waiver as to any factual or legal matter by any Party or their respective Affiliates with respect to any jurisdiction outside of the Territory.

5.3           Regulatory Matters.

(a)           Forest and Lundbeck (for themselves and their Affiliates) hereby grant to Caraco and Sun and their Affiliates a fully paid-up license or waiver (as applicable) under any regulatory exclusivities that would apply to the Generic Product from and after the Launch Date (including any applicable pediatric exclusivities).  Such license or waiver shall be of the same scope and duration as the License contained in Section 5.1.

(b)           Forest and Lundbeck shall execute such further documents or notices as Caraco may reasonably request to further confirm the grant of the License contained in Section 5.1 and/or the license or waiver contained in Section 5.3(a).

(c)           Subject to Caraco and Sun's compliance with the terms of this Agreement, Forest and Lundbeck shall not initiate any activity directly or indirectly (such as by way of Citizen's Petition) against Caraco or Sun related to the Generic Product to interfere with Caraco's efforts to:  (i) obtain FDA approval of the Caraco ANDA; or (ii) launch the Generic Product from and after the Launch Date.  Nothing set forth in this Agreement shall be construed as a representation by Forest or Lundbeck that the FDA or any other applicable regulatory authority will or should approve of Caraco marketing a product incorporating escitalopram oxalate in the Territory.

(d)           The Generic Product shall be manufactured by or on behalf of Sun or Caraco in substantial accordance with current Good Manufacturing Practices ("GMPs") regulations promulgated by the FDA, as further defined by FDA guidance documents.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(e)           Forest and Lundbeck shall take reasonable steps, including cooperating with any necessary FDA submissions, to help ensure Caraco's market entry in the Territory with the Generic Product on the Launch Date.

(f)           Forest and Lundbeck agree that, regardless of whether they continue to sell the Forest Product, they will not request that the FDA rescind its approval of all of the existing indications (as of the Effective Date) for the Forest Product unless required by law to do so.

5.4           Covenants.

(a)           Except to the extent of the License, neither Caraco, Sun nor any of their respective Affiliates shall under any circumstances:  (a) offer to sell or sell in the Territory any Generic Product prior to the Launch Date; or (b) knowingly and voluntarily aid, abet, enable or contract with any third party regarding the marketing in the Territory of any Generic Product prior to the Launch Date.

(b)           Neither Forest, Lundbeck nor any of their respective Affiliates shall under any circumstances enter into an agreement with Ivax to delay the lawful market entry of a generic equivalent of the Forest Product.  Nothing in this Agreement, however, shall prevent Lundbeck, Forest or any of their respective Affiliates from enforcing any of their patent rights against Ivax or entering into any settlement agreements (which may have provisions related to Ivax's generic entry), as necessary, to resolve disputes associated with such enforcement.

(c)           Forest and Lundbeck covenant not to sue Caraco and/or Sun for their use of the Licensed Patents after the Launch Date in connection with the Generic Product.  Caraco and Sun covenant not to challenge any of the Licensed Patents in connection with the Generic Product.

6.             Legal Compliance.  The Parties shall submit this Agreement to the appropriate personnel at the Agencies for review under Section 1112 of the Medicare Prescription Drug Improvement and Modernization Act of 2003, as soon as practicable after the Effective Date and in no event later than three (3) days after the Effective Date.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(a)           If, within forty (40) days of receipt of this Agreement by the Agencies, any Agency objects to, responds to, or otherwise comments on such submission, the Parties shall use commercially reasonable efforts to address or resolve such objection, response or comment provided that there shall be no material change to the rights and obligations of the Parties under this Agreement, except as the Parties may mutually agree.  These efforts to address or resolve any such objection, response or comment shall continue for a period of not more than thirty (30) days from when the objection, response or comment is first raised, unless the Parties mutually agree to extend that period.  During that thirty (30) day period or agreed extension, all obligations under this Agreement (except for the payment of legal fees under Section 4 above), the Inwood Agreement, and the Patent Assignment Agreement shall be temporarily suspended while the Parties engage in commercially reasonable and good-faith efforts to address or resolve any such objection, response or comment.  If, despite such commercially reasonable efforts, the Parties are unable to address or resolve any such objection, response or comment during that thirty (30) day period or agreed extension, the Parties shall promptly return to the Court and jointly seek the earliest possible trial date for which lead counsel is available (but starting no later than thirty (30) days from the date of the request, regardless of the trial schedules of lead counsel, if the Court's schedule allows; if the Court's schedule does not allow for a trial within thirty (30) days, then as quickly thereafter as the Court is available, regardless of the trial schedules of lead counsel).  In that event, except for the legal fees paid pursuant to Section 4 above, the Parties shall take all commercially reasonable steps to return the Parties to the position they were in before signing this Agreement, including without limitation the return by Sun of any payment by Lundbeck under the Patent Assignment Agreement.  Upon accomplishing this return, this Agreement shall terminate.

(b)           If there is no objection from any Agency within forty (40) days of receipt of this Agreement, or if an objection is received and the Parties address or resolve the objection, all obligations in this Agreement shall be in force.  Within three (3) days of that date, or within three (3) days of the closing of the transaction referenced in the Inwood Agreement, whichever is later, the Parties shall file the Stipulations and Orders described in Section 2 above.

(c)           If, after forty (40) days of receipt of this Agreement by the Agencies, any Agency objects to, responds to, or otherwise comments on such submission, the Parties shall use commercially reasonable efforts to address or resolve such objection, response or comment, provided that there shall be no material change to the rights and obligations of the Parties under this Agreement, except as the Parties may mutually agree.  If, despite such commercially reasonable efforts, the Parties are unable to address or resolve any such objection, response or comment, the Parties may mutually agree to return the Parties to the position they were in before the signing of this Agreement (except for the payment of legal fees under Section 4 above).  If such a return is accomplished, this Agreement shall terminate.  If such mutual agreement to return is reached, any Party shall have the right to reinitiate the '712 Action, the '941 Action, and/or the '069 Action, and the Parties shall promptly return to Court in any such reinitiated action and jointly seek the earliest possible scheduling conference for each such action.

For purposes of this Agreement, "commercially reasonable efforts" shall mean the reasonable, diligent and good-faith efforts as such Party would normally use to accomplish a similar objective under similar circumstances.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.             Released Claims.  In addition to the dismissal of the Actions, as set forth in the Stipulations And Orders, Forest and Lundbeck, and Caraco and Sun, make the following releases, which shall be effective upon the grant of the last of the Stipulations And Orders by the Court in the Actions:

(a)            Caraco and Sun for themselves and their respective Affiliates hereby irrevocably release and discharge Forest and Lundbeck and their respective Affiliates, successors, assigns, directors, officers, employees, agents and customers from all causes of action, demands, claims, damages and liabilities of any nature, whether known or unknown, arising between Caraco, Sun and/or any of their respective Affiliates, on the one hand, and Forest, Lundbeck and/or any of their respective Affiliates, on the other hand, from or in connection with the Actions or the Caraco ANDA, occurring prior to the Effective Date of this Agreement, including, without limitation, all claims that Caraco and Sun have asserted or could have asserted in the Actions or in any judicial proceeding that the '712 Patent, the '941 Patent and/or the '069 Patent are somehow invalid, unenforceable or not infringed by the sale of the generic escitalopram oxalate products that are the subject of the Caraco ANDA in the Territory (all of the above collectively, the "Caraco Released Claims");

(b)            Forest and Lundbeck for themselves and their respective Affiliates hereby irrevocably release and discharge Caraco and Sun and their respective Affiliates, successors, assigns, directors, officers, employees, agents, distributors, suppliers and customers from all causes of action, demands, claims, damages and liabilities of any nature, whether known or unknown, arising between Forest, Lundbeck and/or any of their respective Affiliates, on the one hand, and Caraco, Sun and/or any of their respective Affiliates, on the other hand, from or in connection with the Actions or the Caraco ANDA, occurring prior to the Effective Date of this Agreement, including, without limitation, all claims that Forest and Lundbeck have asserted or could have asserted in the Actions or in any judicial proceeding that the '712 Patent, the '941 Patent and/or the '069 Patent are infringed by the sale of the generic escitalopram oxalate products that are the subject of the Caraco ANDA in the Territory (all of the above collectively, the "Forest Released Claims");

(c)            this Agreement shall constitute a final settlement of the Actions by the Parties, subject to the possibility the Actions are reinstituted under Section 6;

(d)            Caraco and Sun shall not release, to the extent there is a release provision or control, any agent or consultant retained by Caraco and Sun (whether retained for Caraco and Sun's benefit by Caraco and Sun or by any Caraco and Sun attorney) to assist or cooperate with any litigant in any litigation against Forest and Lundbeck with respect to the '712 Patent, the '941 Patent and/or the '069 Patent regarding any Forest Product.  Similarly, in any such action Caraco and Sun shall not release any attorney who represented Caraco and Sun in the Actions from maintaining the confidentiality of non-public information to which such attorney had access in connection with the Actions or grant any waivers with respect to such maintenance unless so ordered by the Court or compelled by law.  Nothing in this Agreement shall prohibit Sun and Caraco from using agents, consultants or attorneys in any way should the Actions be reinstituted under Section 6 or for attorneys to represent other clients regarding the same patents;

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(e)            to the extent necessary, Caraco and Sun shall permit and cooperate with Forest and Lundbeck to enforce the obligations of such agents, consultants or attorneys referred to under Section 7(d) herein; and

(f)            nothing in this Agreement shall prohibit any Party from challenging or enforcing any patent (including any of the Licensed Patents) in connection with a product other than the Generic Product.

8.             ACKNOWLEDGMENTS.  Caraco and Sun, and Forest and Lundbeck, acknowledge as follows:

(a)           CARACO AND SUN ACKNOWLEDGE THAT THEY MAY HEREAFTER DISCOVER CLAIMS OR FACTS IN ADDITION TO OR DIFFERENT FROM THOSE WHICH THEY NOW KNOW OR BELIEVE TO EXIST WITH RESPECT TO THE CARACO RELEASED CLAIMS, THE FACTS AND CIRCUMSTANCES ALLEGED IN THE ACTIONS, AND/OR THE SUBJECT MATTER OF THIS AGREEMENT, WHICH, IF KNOWN OR SUSPECTED AT THE TIME OF EXECUTING THIS AGREEMENT, MAY HAVE MATERIALLY AFFECTED THIS AGREEMENT.  NEVERTHELESS, UPON THE EFFECTIVENESS OF THE RELEASE OF THE CARACO RELEASED CLAIMS AS SET FORTH IN SECTION 7 ABOVE, CARACO AND SUN HEREBY ACKNOWLEDGE THAT THE CARACO RELEASED CLAIMS INCLUDE WAIVERS OF ANY RIGHTS, CLAIMS OR CAUSES OF ACTION THAT MIGHT ARISE AS A RESULT OF SUCH DIFFERENT OR ADDITIONAL CLAIMS OR FACTS.  CARACO AND SUN ACKNOWLEDGE THAT THEY UNDERSTAND THE SIGNIFICANCE AND POTENTIAL CONSEQUENCES OF SUCH A RELEASE OF UNKNOWN UNITED STATES JURISDICTION CLAIMS AND OF SUCH A SPECIFIC WAIVER OF RIGHTS.  CARACO AND SUN INTEND THAT THE CLAIMS RELEASED BY THEM UNDER THIS RELEASE BE CONSTRUED AS BROADLY AS POSSIBLE TO THE EXTENT THEY RELATE TO UNITED STATES JURISDICTION CLAIMS.  CARACO AND SUN ARE AWARE OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her, must have materially affected his or her settlement with the debtor."

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CARACO AND SUN AGREE TO EXPRESSLY WAIVE ANY RIGHTS THEY MAY HAVE UNDER THIS CODE SECTION OR UNDER FEDERAL, STATE OR COMMON LAW STATUTES OR JUDICIAL DECISIONS OF A SIMILAR NATURE, AND KNOWINGLY AND VOLUNTARILY WAIVE SUCH UNKNOWN CARACO RELEASED CLAIMS.

(b)           FOREST AND LUNDBECK ACKNOWLEDGE THAT THEY MAY HEREAFTER DISCOVER CLAIMS OR FACTS IN ADDITION TO OR DIFFERENT FROM THOSE WHICH THEY NOW KNOW OR BELIEVE TO EXIST WITH RESPECT TO THE FOREST RELEASED CLAIMS, THE FACTS AND CIRCUMSTANCES ALLEGED IN THE ACTIONS, AND/OR THE SUBJECT MATTER OF THIS AGREEMENT, WHICH, IF KNOWN OR SUSPECTED AT THE TIME OF EXECUTING THIS AGREEMENT, MAY HAVE MATERIALLY AFFECTED THIS AGREEMENT.  NEVERTHELESS, UPON THE EFFECTIVENESS OF THE RELEASE OF THE FOREST RELEASED CLAIMS AS SET FORTH IN SECTION 7 ABOVE, FOREST AND LUNDBECK HEREBY ACKNOWLEDGE THAT THE FOREST RELEASED CLAIMS INCLUDE WAIVERS OF ANY RIGHTS, CLAIMS OR CAUSES OF ACTION THAT MIGHT ARISE AS A RESULT OF SUCH DIFFERENT OR ADDITIONAL CLAIMS OR FACTS.  FOREST AND LUNDBECK ACKNOWLEDGE THAT THEY UNDERSTAND THE SIGNIFICANCE AND POTENTIAL CONSEQUENCES OF SUCH A RELEASE OF UNKNOWN UNITED STATES JURISDICTION CLAIMS AND OF SUCH A SPECIFIC WAIVER OF RIGHTS.  FOREST AND LUNDBECK INTEND THAT THE CLAIMS RELEASED BY THEM UNDER THIS RELEASE BE CONSTRUED AS BROADLY AS POSSIBLE TO THE EXTENT THEY RELATE TO UNITED STATES JURISDICTION CLAIMS.  FOREST AND LUNDBECK ARE AWARE OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her, must have materially affected his or her settlement with the debtor."

FOREST AND LUNDBECK AGREE TO EXPRESSLY WAIVE ANY RIGHTS THEY MAY HAVE UNDER THIS CODE SECTION OR UNDER FEDERAL, STATE OR COMMON LAW STATUTES OR JUDICIAL DECISIONS OF A SIMILAR NATURE, AND KNOWINGLY AND VOLUNTARILY WAIVE SUCH UNKNOWN FOREST RELEASED CLAIMS.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.             Confidentiality.  The terms of this Agreement shall be maintained in confidence by all of the Parties except that:  (i) the press release to be issued by Forest in connection with the Agreement is set forth on Part A of Exhibit F, the press release to be issued by Lundbeck in connection with this Agreement is set forth on Part B of Exhibit F, the press release to be issued by Caraco in connection with this Agreement is set forth on Part C of Exhibit F, and the press release to be issued by Sun in connection with this Agreement is set forth on Part D of Exhibit F; (ii) Forest and Lundbeck may disclose such terms as may be necessary or useful in connection with any anticipated, pending or actual patent litigation or other legal proceeding with a third party in the Territory relating to any of the Licensed Patents; and (iii) as otherwise required by law, including without limitation United States Securities and Exchange Commission reporting requirements, or by the rules or regulations of any stock exchange to which any of the Parties are subject.

10.           Term and Termination.  Unless terminated earlier under Section 6, this Agreement shall continue from the Effective Date until the expiration of the last to expire of the Licensed Patents.  The releases and discharges set forth in Section 7 of this Agreement shall survive the expiration of this Agreement, but shall terminate in connection with any earlier termination of this Agreement under Section 6.  The confidentiality obligations set forth in Section 9 shall survive and continue from the Effective Date until the expiration of the last to expire of the Licensed Patents, notwithstanding any earlier expiration or termination of this Agreement.

If any Party believes that another Party has breached this Agreement, it shall specify such breach in a written notice and the breaching Party shall have fourteen (14) days to remedy any such breach prior to the initiation of arbitration or litigation, except with respect to any sale or offer to sell the Generic Product in the Territory prior to the Launch Date, which shall have no such notice or cure period.

11.           No Assignment.  This Agreement may not be assigned or transferred to a third party without the express prior written consent of the other Parties hereto, except to a successor to all or substantially all of the business of the assigning or transferring Party to which this Agreement pertains (whether by sale of stock, merger, consolidation or otherwise), in which case the Party shall assign this Agreement to such successor, provided that a Party may in the ordinary course of its business assign its rights under this Agreement to an Affiliate or may transfer the rights under this Agreement from one Affiliate to another without the prior consent of the other Party.  The covenants, rights and obligations of a Party under this Agreement shall remain binding upon the assigning or transferring Party and shall inure to the benefit of and be binding upon any successor or permitted assignee of the Party.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

12.           Notice.  Any notice required or permitted to be given or sent under this Agreement shall be hand delivered or sent by express delivery service or certified or registered mail, postage prepaid, to the Parties at the addresses indicated below.

If to Forest, to:	Charles S. Ryan
Vice President, Chief Intellectual Property Counsel
Forest Research Institute, Inc.
909 Third Avenue
New York, NY  10022

with copies to:	Peter J. Armenio
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York  10022

If to Lundbeck, to:	John Meidahl Petersen
Director, Corporate Patents
H. Lundbeck A/S
Ottiliavej 9
DK-2500 Valby
Copenhagen, Denmark

with copies to:	Peter J. Armenio
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York  10022

If to Caraco, to:	Daniel Movens
Chief Executive Officer
Caraco Pharmaceutical Laboratories Ltd.
1150 Elijah McCoy Drive
Detroit, Michigan  48202

with copies to:	Derek J. Sarafa
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois  60601

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

If to Sun, to:	Arshad Jamil
General Counsel
Sun Pharmaceutical Industries Ltd.
Acme Plaza
Andheri - Kurla Rd, Andheri (E)
Mumbai - 400 059

with copies to:	Derek J. Sarafa
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois  60601

Any such notice shall be deemed to have been received on the date actually received.  Any Party may change its address by giving the other Party written notice, delivered in accordance with this Section.

13.           Entire Agreement.  This Agreement, as defined herein to include Exhibits A through F, constitutes the complete, final and exclusive agreement between the Parties with respect to the subject matter hereof and supersedes and terminates any prior or contemporaneous agreements and/or understandings between the Parties, whether oral or in writing, relating to such subject matter.  There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth in this Agreement.  No subsequent alteration, amendment, change, waiver or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.  Each Party in deciding to execute this Agreement has retained counsel and has not relied on any understanding, agreement, representation or promise by the other Party that is not explicitly set forth herein.

14.           Governing Law.  This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of Illinois, without giving effect to choice of law principles.   The Parties hereto agree that any disputes arising with respect to the interpretation or enforcement of any provision hereof shall be submitted to arbitration in Chicago, Illinois, or such other location as may be mutually agreed by the Parties, in accordance with the then existing Commercial Arbitration Rules of the American Arbitration Association.  Such arbitration shall be conducted before a panel of three arbitrators, one chosen by Forest and Lundbeck, one chosen by Caraco and Sun, and the third chosen by such other two arbitrators.  The award or decision of a majority of the arbitrators pursuant to this Section 14 shall be binding and conclusive on the Parties, provided that the enforcement of such award or decision may be obtained in any court having jurisdiction over the Party against whom such enforcement is sought.  The losing party shall pay all reasonable attorneys fees and costs associated with such arbitration.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Notwithstanding the preceding, nothing set forth herein shall be deemed to preclude either Party from seeking appropriate judicial injunctive relief in any Court of competent jurisdiction with respect to the provisions of Section 9 hereof or the enforcement of any other provision hereunder the breach of which would cause irreparable harm to the other Party and which would not have an adequate remedy at law.  If there is any dispute that is not subject to arbitration and for which the United States District Court for the Northern District of Illinois does not have subject matter jurisdiction, the state courts in Illinois shall have jurisdiction.  In connection with any dispute arising out of or in connection with this Agreement that is not subject to arbitration, each Party hereby expressly consents and submits to the personal jurisdiction of the federal and state courts in the State of Illinois.

15.           Severability.  Subject to the provisions and the mechanisms of Section 6 above, if any provision of this Agreement is declared illegal, invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court; provided, however, that in the event that the terms and conditions of this Agreement are materially altered, the Parties will, in good faith, renegotiate the terms and conditions of this Agreement in an effort to reasonably replace such invalid or unenforceable provisions in light of the intent of this Agreement.

16.           Waiver.  Any delay or failure in enforcing a Party's rights under this Agreement, or any acquiescence as to a particular default or other matter, shall not constitute a waiver of such Party's rights to the enforcement of such rights, nor operate to bar the exercise or enforcement thereof at any time or times thereafter, except as to an express written and signed waiver as to a particular matter for a particular period of time.

17.           Counterparts.  This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, bears the signatures of each of the Parties hereto.  This Agreement may be executed in any number of counterparts (including facsimile or electronic counterparts), each of which shall be an original as against a Party whose signature appears thereon, but all of which taken together shall constitute one and the same instrument.

18.           Representations and Warranties. The Parties hereby represent and warrant that:  (a) they have approved the execution of this Agreement and have authorized and directed the signatory officers below to execute and deliver this Agreement; (b) they each have the full right and power to enter into this Agreement, and there are no other persons or entities whose consent or joinder in this Agreement is necessary to make fully effective those provisions of this Agreement that obligate, burden or bind either of them; (c) when so executed by each Party, this Agreement shall constitute a valid and binding obligation of such Party, enforceable in accordance with its terms; and (d) they have not transferred or assigned or pledged to any third party, whether or not Affiliated, the right to bring, pursue or settle any of the claims, counterclaims or demands made in the Actions.  Forest and Lundbeck further represent that they are not aware of any pending claim by a third party of incorrect ownership, invalidity or unenforceability asserted against the Licensed Patents.  Sun and Caraco further represent that they are not aware of any pending claim by a third party of patent infringement asserted against the Generic Product.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

19.           Costs.  Except as otherwise stated in this Agreement, each Party shall bear its own costs, expenses and taxes in the performance of this Agreement.

20.           Construction. This Agreement has been jointly negotiated and drafted by the Parties through their respective counsel and no provision shall be construed or interpreted for or against any of the Parties on the basis that such provision, or any other provision, or this Agreement as a whole, was purportedly drafted by the particular Party.  All references to periods of days for taking certain actions in this Agreement shall be construed in the same manner they are construed in the Federal Rules of Civil Procedure.

*           *           *           *           *

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the Parties.

FOREST LABORATORIES, INC.		FOREST LABORATORIES HOLDINGS, LTD.

By:	/s/ Howard Solomon	By:	/s/ Howard Solomon
Name:	Howard Solomon	Name:	Howard Solomon
Title:	Chief Executive Officer	Title:	Chief Executive Officer

H. LUNDBECK A/S

By:	/s/ Ulf Wiinberg
Name:	Ulf Wiinberg
Title:	Chief Executive Officer

CARACO PHARMACEUTICAL		SUN PHARMACEUTICAL
LABORATORIES, LTD.		INDUSTRIES LTD.

By:	/s/ Daniel H. Movens	By:	/s/ Dilip Shanghvi
Name:	Daniel H. Movens	Name:	Dilip Shanghvi
Title:	Chief Executive Officer	Title:	Chairman and Managing Director